10f-3 REPORT

                        HIGH YIELD BOND TRUST

                 June 1, 2001 through August 31, 2001

                        Trade                                    % of
Issuer                  Date   Selling Dealer   Amount   Price  Issue(1)

Equistar               8/16/01 DLJ             $400,000 $100.00  0.06%
	10.125% due 9/1/08

Amerigas               8/16/01 DLJ               75,000  100.00  0.04
	8.875% due 5/20/11

US Steel LLC           7/24/01 DLJ              250,000  98.797  0.05
	10.750% due 8/1/08

Rite Aid               6/20/01 DLJ               75,000  100.00  0.05
	11.250% due 7/1/08



(1) Represents purchases by all affiliated funds; may not exceed
    25% of the offering.



                             10f-3 REPORT

                        HIGH YIELD BOND TRUST

             September 1, 2001 through November 30, 2001

                        Trade                                    % of
Issuer                  Date   Selling Dealer    Amount  Price   Issue(1)

Triton PCS Inc.        11/7/01 Chase Securities $300,000 $100.00 0.08%
	8.75% due 11/15/11

Forest Oil             11/30/01 Chase Securities 150,000  100.00 0.09
	8.000% due 12/15/01

Pennzoil Quaker State  10/29/01 Chase Securities 250,000   99.383 0.10
	10.000% due 11/01/08


(1) Represents purchases by all affiliated funds; may not exceed
    25% of the offering.